EXHIBIT 99.5

7 September, 2009

Mr. Ralf Horn
RTR Global Investments, LLC
15575 Los Gatos Blvd. -- #C
Los Gatos, CA 95032-2569

Dear Ralf:

Saulsbury Hill Financial, LLC, or it's nominee, (Lessor), is pleased to submit the following financing proposal to Mr. Ralf Horn and RTR Global Investments, LLC, (Lessee):

Overview:
Pursuant to the attached, (Fortistar Revenue Model 08.17.09.xls, Project Profiles for Financing Saulsbury 08.13.08 (r1).doc prepared by the Developer/Lessee and PG&E Cash Flow Recast - SHF 1.xls prepared by Saulsbury Hill Financial, LLC), the Lessee, as a Developer, (Developer), intends to “RTR, (Lessee and Vendor), intends to install, own and operate power generating equipment for the purpose of selling power at reduced costs from the higher utility rates.” deriving waste heat from a facility owned by FORTISTAR, (http://www.fortistar.com/methane.aspx), (Fuel); and, where the output of the “power generating equipment” is to be purchased by the Pacific Gas and Electric Company, (http://www.pge.com/), (Host).

Lessee:	RTR Global Investments, LLC 15575 Los Gatos Blvd. -- #C Los Gatos, CA 95032-2569

Equipment:	Per Fortistar Revenue Model 08.17.09.xls, Project Profiles for Financing Saulsbury 08.13.08 (r1).doc prepared by the Developer/Lessee

Lease Funding:	$2,201,500, plus sales/use/property taxes and as may be adjusted by agreement.

This amount is exclusive of construction period interest as yet to be determined and as may permit the Lessee make no payments until final project completion

Contractor:	T.I.C. (The Industrial Company) Mex-Tica for South America Home Office TIC – The Industrial Company 211 Elk River Road Steamboat Springs, CO 80477 Contact: John Eastwood

Term of Lease:
The lease shall have a noncancelable monthly term as indicated.  Payments shall be due monthly, in ADVANCE, commencing upon the delivery and acceptance of the Equipment.  The first and last monthly payment will be due with the lease signing.

Rental Payments:	Assuming the first and last payments are paid in advance and a True Lease, i.e. 5%, 1 (Five percent), Purchase Option are used, the following payments are proposed:

$2,201,500.00  Equipment Cost
$   110,075.00  5% Residual

Term in Years	Monthly Payment	Factor	Mode
10	$27,723.64	0.01259	Monthly

All payments are exclusive of applicable Sales, Use; or, Personal Property Taxes which are the sole responsibility of the Lessee. All interest rate quotes are subject to Lessor’s approval of the subject credit and do not constitute an approval of any transaction; all rates are subject to change; and, fixed rate quotes can be made available and are subject to time limitations.

Purchase Option:	Providing that there shall have been no default, the lease shall have an end of term purchase option equal to 5%, (Five percent), of the amount defined herein as Cost.

Expiration:	Lessors issuance of this proposal shall remain valid for 10, (Ten), days from the date hereon. All purchase orders must be issued by the Lessor.

Documentation and Cancellation:
This proposal is subject to documentation satisfactory to the Lessor.  This proposal does not constitute final approval of the Lessee and is subject to the normal terms and conditions for credit approval as set forth by the Lessor.  However, the Lessor is “highly confident” that the approval shall be issued as defined herein.

Net Lease:
The proposed lease is absolutely net, with Lessee responsible for maintenance, insurance and all taxes.  However, the Lessee may purchase Extended Service and/or Maintenance Coverage(s) from the Vendor or Manufacturer.  Further, the Lessee is mandated to provide full operations and maintenance in accordance with design and manufacturers specification for the duration of the Lease.

1 5% of the amount defined herein as Cost
____________________________

Insurance:
Lessee shall, prior to funding, provide Lessor written confirmation of insurance coverage acceptable to Lessor, including:  All risk physical damage, bodily injury and property damage with an endorsement that said insurance is primary to any that Lessor may have and that Lessor shall be "additional insured and loss payee".

Lease Agreement:	This proposal is subject to the terms and conditions of the Master Lease Agreement.

Security Interest:	At all times the Lessor shall have Lessor’s Title or a First Security Interest in the Equipment to be funded in this lease.

Modification:
The Lessee understands and acknowledges that the terms and conditions outlined herein may be modified in accordance with the market conditions prevailing for the type of finance requested.  Further, the Lessee acknowledged that said modifications are in its best interests and shall permit and hereby authorizes such modifications to expedite the processing of this application.

Additional Information:	The following additional provisions shall apply to this proposal:

1.
It is anticipated that the form of energy purchase between the Developer and Hostshall be a Power Purchase Agreement.  The form of this agreement shall be subject to the terms and conditions of the Lessor; the Lessor shall provide a “generic” form of such document, (the provision of which is unconditionally subject to those pre-existing Non-Disclosure Agreements extant between the lessor and Developer), with the execution of this proposal; and, any modifications to said document shall be at the cost of the Developer.

2.
All payments received by the Developer from the Host shall be remitted to a “lock-box” designated by the Lessor and as serviced by and FDIC Member bank with all fees for such services born by the Developer.  The “waterfall” of funds shall be first to the Lessor for any payments then due; any and all taxes; insurance; Operations and Maintenance charges, (O&M), due a bona fide party independent of this transaction; and, the Developer.

3.
2 The total cost of the project is $3,145,000 and the Developer shall fund $943,500 in equity capital not subject to any indebtedness.  These funds must be invested prior to any funding by the Lessor and this proposal is subject to the Lessor’s reasonable review of the terms and conditions of the equity capital identified herein.

4.
The Developer and/or Contractor must provide the Lessor with a completion bondacceptable to the Lessor naming the Lessor as the sole obligee in and for any amounts advanced by the Lessor and specifying a completion “date certain”.

___________________________

2 Debt “may” be permitted at the sole discretion of the Lessor but, at all times any funds may be due the Lessor, such debt must be subordinate to the interests of the Lessor.

3 The Lessor “may” provide construction period funding but the terms of this proposal do not now provide for those costs.

5.
The Developer and/or Contractor must provide an independent engineers reportattesting to the efficacy of the technology proposed by the Developer.  This report shall be in a form acceptable to the Lessor and with the costs for same to be born by the Developer.

6.	Any and all tax benefits arising from the ownership of the equipment shall be theexclusive property of the Lessor.

7.	Any and all RECs, (Renewable Energy Credits or like components of value), arisingfrom the ownership or operation of the equipment shall be the exclusive property of the Lessor.

8.
The agreement between the Developer and Fuel must be one of guaranteed supply,i.e. quantity and quality of waste heat and/or gas and this agreement is subject to the review of the Lessor and/or independent engineer identified in 5. herein.

9.
Concurrent with the issuance of any commitment as anticipated by this proposal, theDeveloper herein grants the Lessor an exclusive mandate for the funding for any and all projects of the Developer, (of a similar nature), for a period of 3, (Three), years from the date hereon.

10.	Any parties requesting compensation for the introduction of the Lessor, i.e. Mr. TonyAmanpour, shall be compensated by the Developer.

Venue:
In and for any matters arising out of any dispute, interpretation or any other legal proceeding regarding this proposal of the financing transaction anticipated by this proposal, the choice of law and the venue for any and all such proceedings shall be the City and County of Denver in the State of Colorado, unless otherwise specified in writing by Saulsbury Hill Financial, LLC, or it's nominee, (Lessor).

Application:
With your acceptance of this application, please so indicate your acceptance of these terms and conditions with your signature hereon.  Lessee agrees to be bound exclusively to Saulsbury Hill Financial, LLC for any and all matters pursuant to this proposal for a period of not less than 90, (Ninety), days from the date of Lessee's signature hereon.  Further, any and all banks, lessors, investors or other funding sources made known to the Lessee by Saulsbury Hill Financial, LLC or its assigns during the course of these matters are and shall be the exclusive property of Saulsbury Hill Financial, LLC for the duration of the longest lease anticipated by this proposal. Please also remit a fee equal to 1%, (One percent), of the amount defined herein as Cost as evidence of your commitment to consummate the transaction anticipated by this proposal.  In the event the transaction proposed herein is approved substantively as submitted and the lessee fail to consummate the lease anticipated by this proposal, this fee shall be retained as earned; in the event the transaction proposed herein is approved substantively as submitted and the lessee consummate the lease anticipated by this proposal, this fee will be applied to any payments due at lease signing; and, in the event the transaction proposed herein is not approved substantively as submitted, this fee shall be refunded in full.

Should you have any questions, please feel free to contact Mr. David J. Clamage at (303) 629-8777.  If you agree with the terms and conditions and wish to accept this proposal, please indicate your acceptance by signing and returning the enclosed copy of this letter.

Sincerely yours,

David J. Clamage

DJC:ao

______________________________________________________________________________________	__________________________
Mr. Ralf Horn	7 September 2009

Financial Lending Tables omitted

Project Profiles for Financing

Financing Group:	Saulsbury Hill Financial
Funding Contact:	David Clamage
Address:	Denver Colorado
Amount:	See attached Project schedule
Type of Funding:	Debt Finance
Cost of Funds:	8.75%
Term of Loan:	10Years
Collateral:	Power Purchase Agreement (Assigned to Saulsbury?)

Off-take agreement for Power

Contract Buyer:	Pacific Gas & Electric
Type of Contract:	Power Purchase Agreement, 1.5 MW
Type of Buyer:	Public Utility Company www.pge.com
Contract Term:	20 years
Price:	$0.11126KWh
Locations:	Domestic U.S. sites

Waste Heat Provider

Waste Heat Source Host:	Gas Recovery Systems/Fortistar
Locations:	Domestic U.S. sites
Fuel Supply:	Landfill Gas (LFG, Methane)
Equipment:	Reciprocating Engines, Jacket Water and Exhaust Heat
Solar Turbines, Exhaust Heat
Flares, Exhaust Heat from direct burn methane
Steam Turbines, Steam discharge

Waste Heat Generation Technology

Generation Equipment:	RTR Global Investments, LLC
Size of units:	50 KW to 5 MW
Generators:	Inductive @480V,4160V, stepped up to Grid Buss
Heat Exchangers:	Water to Exhaust Heat, Direct Fire Refrigerant in Heat Exchanger
Connections Scheme:	Grid Connected
Type Operation:	Landfill Operations
Locations:	Domestic U.S. sites

RTR Global Investments, LLC, 985 University Av. #37, Los Gatos, CA 95032 Ph. (408) 358-1202 Cell (408) 781-0144 rhorn@rtrglobal.com

E.P.C. Contractor and Service Organization

Contractor:	T.I.C. (The Industrial Company) Mex-Tica for South America
Home Office
TIC – The Industrial Company
211 Elk River Road
Steamboat Springs, CO 80477
Contact: John Eastwood
(Marcel DeDyker, Mexico City, Mexico)

Legal Representation

Contact:	Bryan Cave, LLP Steven Sunshine 3161 Michelson Drive, Suite 1500 Irvine, California 92612-4414 United States of America Tel 1 949 223 7200 Fax 1 949 437 8800

Project Assumptions; Finance, Power Output and Maintenance Costs

Project Assumptions:

Gross Unit Capacity (kw):	1,700
Net Unit Capacity (kw):	1,496
Gross Annual Production (kwh):	14,892,000
% Parasitic Load:	12%
Net Annual Production (kwh):	13,104,960
Heat Recovery Installed Equip Cost /(kw):	$1,850
Installed Cost of Project:	$3,145,000
Equipment Life (yrs):	20
Contract Life (yrs):	20
Renewable Energy Credits	0%
Net Installed Cost of Project:	$3,145,000

RTR Global Investments, LLC, 985 University Av. #37, Los Gatos, CA 95032 Ph. (408) 358-1202 Cell (408) 781-0144 rhorn@rtrglobal.com

Finance Assumptions

% Partner Contribution	30%
Partner Contribution:	943,500
Revenue/kwh:	0.10126

Equipment Financed	$2,201,500
Term of Debt (yrs):	10
Interest Rate:	8.78%
Site Utility Power Cost (kwh)	$0.120

Fees/Expenses

Technology License Fee %	8%

Heat source royalties:	12%

Maintenance Assumptions

O&M per kwh:	$0.0120
Ongoing Site Expenses	2.0%
Financial Administration:	2.0%
Warranty:	2.0%

Cost of Living Adjustment (COLA)	3.0%

Annual up-time percentage:	90.0%

RTR intends to install, own and operate power generating equipment for the purpose of selling power at reduced costs from the higher utility rates.

RTR has available, a zero emission “Heat to Power Conversion Unit” (HPC) that captures “waste heat” and converts it to usable electricity.  The HPC unit captures heat from many forms including reciprocating engines, turbines, flares, boilers, steel mill stacks, refineries. Waste heat is used to boil a fluid in a hermetically sealed closed loop system where the evaporated fluid at low pressure expands into our Freon Engine™ which in turn drives an electric generator.

The HPC unit is based on the Organic Rankin Cycle principle wherein we convert low grade waste heat (220°F plus) into the generation of electricity.  The proprietary project controls and Program Logic Control (PLC) circuits are designed for optimal failsafe automated performance and contain algorithms that are protected from reverse engineering. RTR has established itself through rigorous industry testing for the past 5 years at a qualified generation facility at a local landfill site.

The capture of the waste heat comes in the form of engine jacket water (radiator water) and exhaust gas heat from the exhaust system. The heat is combined for use in the ORC system. The heat is carried from the engine to a heat exchanger, in the form of water, in the case of the engines.

RTR Global Investments, LLC, 985 University Av. #37, Los Gatos, CA 95032 Ph. (408) 358-1202 Cell (408) 781-0144 rhorn@rtrglobal.com